Exhibit 99.01

Planet Payment

Announces 2012 Results and Guidance for 2013

Implemented 11 Customers In 9 Countries; During 2012 Increased Active Merchants 47%; Focus on Emerging Markets

LONG BEACH, N.Y., March 18, 2013 — Planet Payment, Inc. (NASDAQ:PLPM) (LSE:AIM:PPT), a leading provider of international payment processing and multi-currency processing services, today announced its results for the fourth quarter and fiscal year ended December 31, 2012.

Financial Highlights for the Fourth Quarter Ended December 31, 2012

•      Net revenue for the period decreased approximately 4% to $11.9 million compared to $12.3 million in the fourth quarter of 2011.

•      Consolidated gross billings increased 8% to $34.0 million compared to $31.5 million in the fourth quarter of 2011. (See Table 3 for explanation of this metric).

•      Gross foreign currency mark-up increased 11% to $30.1 million compared to $27.2 million in the fourth quarter of 2011. (See Table 3 for explanation of this metric).

•      Net loss for the period was $(0.1) million or $0.00 earnings per diluted share compared to net income of $1.8 million or $0.03 per diluted share in the fourth quarter of 2011.

•      Adjusted EBITDA for the period was $0.9 million compared to $2.7 million in the fourth quarter of 2011. (See Table 1 for reconciliation of net (loss) income to Adjusted EBITDA).

Financial Highlights for the Year Ended December 31, 2012

•      Net revenue increased approximately 4% to $43.6 million compared to $41.9 million for fiscal year 2011.

•      Consolidated gross billings increased 15% to $117.9 million compared $102.4 million for fiscal year 2011. (See Table 3 for explanation of this metric).

•      Gross foreign currency mark-up increased 17% to $103.2 million compared to $87.8 million for fiscal year 2011.  (See Table 3 for explanation of this metric).

•      Net loss was $(4.5) million or $(0.09) loss per diluted share compared to net income of $2.4 million or $0.04 per diluted share for fiscal year 2011, in part due to the expensing of deferred IPO costs of $2.6 million in 2012 and additional costs incurred arising out of the acquisition and operations of Branded Payment Solutions Ltd (“BPS”) totaling $1.4 million during the year.

•      Adjusted EBITDA was $2.4 million compared to $5.9 million for fiscal year 2011. (See Table 1 for reconciliation of net (loss) income to Adjusted EBITDA).

Operational Highlights for the Year Ended December 31, 2012

•      Total active merchant locations increased by 47% to approximately 41,000 (See Table 3 for explanation of this metric).

•      Settled multi-currency dollar volume processed increased 12% to $2.6 billion. (See Table 3 for explanation of this metric).

•      Total settled dollar volume processed increased 27% to $6.1 billion and total settled transactions processed increased 48% to 46.0 million. (See Table 3 for explanation of these metrics).

•      Entered into a number of new contracts, notably multi-currency processing agreements with Taishin Bank in Taiwan, Mashreq in UAE, and with Payment Alliance International for ATMs in the USA.

•      Entered into a processing agreement and UPOP participation agreement with UnionPay to enable online UnionPay acceptance in the USA and Canada.

•      Launched services with Global Payments Canada, Vantiv ATMs in the USA, Mashreq UAE, Citibank Philippines, Citibank Hong Kong and Macau, Taishin Bank in Taiwan and our hospitality solution with Banorte in Mexico.

•      Acquired BPS commercial services platform and its enabling technology, which allows us to put value-added applications on the point-of-sale.

•      Continued to enhance our processing platform including implementing support for ATMs and UnionPay online and at the point-of-sale, to help merchants access the Chinese market.

•      Entered into a strategic processing relationship with Visa and launched ATM services with two banks in Myanmar.

Outlook for Fiscal Year 2013

•      Net revenue estimated to be in the range of $52.2 million to $55.0 million.

•      Net income estimated to be in the range of $2.6 million to $4.8 million.

•      Adjusted EBITDA estimated to be in the range of $8.3 million to $10.6 million. (See Table 2 for reconciliation of prospective net income to Adjusted EBITDA).

•      Fully diluted earnings per share estimated to be in the range of $0.05 to $0.09 based upon 56.4 million fully diluted common shares outstanding.

•      Our guidance assumes an effective tax rate of between 12% and 15%.

Commenting on the results, Philip Beck, CEO and Chairman of Planet Payment, Inc., said:

“2012 has been a significant year for Planet Payment.  We continued to make substantial progress implementing 11 customers in 9 countries including a number in exciting emerging markets, while increasing our merchant base by nearly 50%. While we are happy with this operational progress, our 2012 results are reflective of our investment in opening new markets, winning new customers, and acquiring and developing our commercial services platform.  We look forward to continued growth based on our strong pipeline and significant opportunities in emerging growth markets.”

Conference Call

The Company will host a conference call to discuss fourth quarter and fiscal year 2012 financial results today at 5:00 pm EST.  Philip Beck, Chief Executive Officer, and Robert Cox, Chief Financial Officer will host the call.  The conference call can be accessed live over the phone by dialing (877) 705-6003, or for international callers (201) 493-6725.  A replay will be available approximately two hours after the call concludes and can be accessed by dialing (877) 870-5176, or for international callers (858) 384-5517, and entering the conference ID 410139.  The replay will be available through Monday, March 25, 2013.  The call will be webcast live from the Company’s investor relations website at http://ir.planetpayment.com/.

Additional analysis of the Company’s performance can be found in the “Management’s Discussion & Analysis of Financial Condition and Results of Operations,” included in the Annual Report on Form 10-K to be filed at www.sec.gov.

About Planet Payment

Planet Payment is a leading provider of international payment processing and multi-currency processing services. We provide our services in more than 20 countries and territories across the Asia Pacific region, North America, the Middle East, Africa and Europe, primarily through our more than 50 acquiring bank and processor customers. Our point-of-sale and e-commerce services help merchants sell more goods and services to consumers, and together with our ATM services are integrated within the payment card transaction flow enabling our acquiring customers, their merchants and consumers to shop, pay, transact and reconcile payment transactions in multiple currencies, geographies and channels.

Planet Payment is headquartered in New York and has offices in Atlanta, Beijing, Bermuda, Delaware, Dubai, Dublin, London, Hong Kong, Mexico City, Shanghai and Singapore. Visit ww.planetpayment.com for more information about the Company and its services. For up-to-date information follow Planet Payment on Twitter at @PlanetPayment or join Planet Payment’s Facebook page.

Notice Regarding Forward-Looking Statements.

Information contained in this announcement may include ‘forward-looking statements’. All statements other than statements of historical facts included herein, including, without limitation, those set forth in “Outlook for Fiscal Year 2013” and those regarding the financial position, business strategy, plans and objectives of management for future operations of both Planet Payment and its business partners, estimated net revenue, net income, Adjusted EBITDA, diluted earnings per share, future service launches with customers and new initiatives and customer pipeline are forward-looking statements.  Such forward-looking statements are based on a number of assumptions regarding Planet Payment’s present and future business strategies, and the environment in which Planet Payment expects to operate in future, which assumptions may or may not be fulfilled in practice. Implementation of some or all of the new services referred to is subject to regulatory or other third party approvals.  Actual results may vary materially from the results anticipated by these forward-looking statements as a result of a variety of risk factors, including the risk that implementation, adoption and offering of the service by processors, acquirers, merchants and others may take longer than anticipated, or may not occur at all, regulatory changes and changes in card association regulations and practices, changes in domestic and international economic conditions and changes in volume of international travel and commerce and others. Additional risks may arise, with respect to commencing operations in new countries and regions, of which Planet Payment is not fully aware at this time. See the Company’s registration statement on Form 10, filed at www.sec.gov for other risk factors which investors should consider.  These forward-looking statements speak only as to the date of this announcement and cannot be relied upon as a guide to future performance. Planet Payment expressly disclaims any obligation or undertaking to disseminate any updates or revisions to any forward-looking statements contained in this announcement to reflect any changes in its expectations with regard thereto or any change in events, conditions or circumstances on which any statement is based.

Enquiries:

Planet Payment, Inc. Robert Cox (CFO)	Tel: + 1 516 670 3200 www.planetpayment.com

Redleaf Polhill (UK PR for Planet Payment) Emma Kane / Henry Columbine / David Ison	Tel: +44 207 382 4730 planet@redleafpolhill.com

ICR (USA IR for Planet Payment) Don Duffy / Dara Dierks	Tel: +1 646-277-1212

Canaccord Genuity Ltd (UK) (Nomad for Planet Payment)
Simon Bridges / Andrew Chubb	Tel: +44 20 7523 8000

Non-GAAP Financial Information

The Company provides certain non-GAAP financial measures in this statement.  Management believes that Adjusted EBITDA, when viewed with our results under GAAP and the accompanying reconciliations, provides useful information about our period-over-period results. Adjusted EBITDA is presented because management believes it provides additional information with respect to the performance of our fundamental business activities and is also frequently used by securities analysts, investors and other interested parties in the evaluation of comparable companies. We also rely on Adjusted EBITDA as a primary measure to review and assess the operating performance of our company and our management team in connection with our executive compensation.  These non-GAAP key business indicators, which include Adjusted EBITDA, should not be considered replacements for and should be read in conjunction with the GAAP financial measures.

We define Adjusted EBITDA as GAAP net (loss) income adjusted to exclude: (1) interest expense, (2) interest income, (3) provision (benefit) for income taxes, (4) depreciation and amortization, (5) stock-based expense from options and warrants and (6) certain other items management believes affect the comparability of operating results. Please see “Adjusted EBITDA” below for more information and for a reconciliation of Adjusted EBITDA to net (loss) income, the most directly comparable financial measure calculated and presented in accordance with GAAP.

Table 1. Reconciliation of Net (Loss) Income to Adjusted EBITDA

For the three months and year ended December 31, 2012 and 2011

	Three months ended		Twelve months ended
	December 31,		December 31,
	2012	2011	2012	2011
	US$Millions
ADJUSTED EBITDA:
Net (loss) income	$(0.1)	$1.8	$(4.5)	$2.4
Interest expense	0.0	0.0	0.1	0.3
Interest and other expense (income)	0.0	0.0	0.0	0.0
(Benefit) provision for income taxes	(0.1)	0.2	0.2	0.3
Depreciation and amortization	0.8	0.6	2.8	2.4
Expensing of deferred IPO costs(1)	0.0	0.0	2.6	0.0
Stock-based expense	0.3	0.1	1.1	0.6
Acquisition deal costs	0.0	0.0	0.1	0.0
Convertible debt prepayment fee(2)	0.0	0.0	0.0	0.6
Derecognition of note payable(3)	0.0	0.0	0.0	(0.7)
Adjusted EBITDA (non-GAAP)	$0.9	$2.7	$2.4	$5.9

(1)   July 2011, we filed our first registration statement on Form S-1. From July 2011 through August 2012 we continued to update and amend Form S-1.  During the quarter ended September 30, 2012 we determined that it is likely that our IPO will be postponed for a period in excess of 90 days and as a result deemed it to be an aborted offering in accordance with the guidance set forth in ASC 340-10-S99-1. For the three months ending September 30, 2012, we expensed previously deferred IPO costs of $2.3 million associated with our registration statement on Form S-1 as well as any IPO costs incurred in the third quarter to selling, general and administrative expenses.  The total amount of the expense for the year was $2.6 million.

(2)   In April 2011, the convertible debt holders converted the outstanding principal amount of $9.0 million under convertible notes issued in 2007 and 2008 into an aggregate of 4,049,776 shares of common stock. In addition, we issued 127,318 shares of common stock valued at $0.3 million in lieu of cash payments for accrued interest and 297,682 shares of common stock valued at $0.6 million as a prepayment fee negotiated at the time of conversion. The shares issued for the accrued interest and the prepayment fee were valued at the average closing price of our common stock on AIM under the symbol “PPTR” during the 10 trading day period ending two days prior to the conversion.

(3)   In 2003, we entered into an agreement with FHMS and FTB and recorded a liability. Due to a breach of the contractual terms by FHMS and FTB, we did not believe we were liable to repay these amounts. As of March 31, 2011, the statute of limitations had expired on $0.66 million of the $0.7 million balance and as of September 30, 2011, the statute of limitations had expired on the remaining $40,000. For the twelve months ended December 31, 2011, we recorded other income due to the derecognition of the note payable in the amount of $0.7 million.

Table 2. Reconciliation of Prospective Net Income to Adjusted EBITDA

For the year ending December 31, 2013

	Range
	US$ Millions
ADJUSTED EBITDA:
Net income	$2.6	$4.8
Interest expense	0.1	0.1
Interest income	0.0	0.0
Provision for income taxes	0.5	0.7
Depreciation and amortization	3.4	3.4
Stock-based expense	1.6	1.6
Adjusted EBITDA (non-GAAP)	$8.3	$10.6

Table 3.  Explanation of Key Metrics

	Year ended December 31,
	2012	2011
KEY METRICS:
Consolidated gross billings(1)	$117,945,131	$102,439,474
Total settled dollar volume processed(2)	$6,114,241,521	$4,833,375,222
Total active merchant locations (at period end)(3)	40,918	27,887
Multi-currency processing services key metrics:
Active merchant locations (at period end)(3)	22,015	16,347
Settled transactions processed(4)	11,883,366	10,801,177
Gross foreign currency mark-up(5)	$103,174,205	$87,820,070
Settled dollar volume processed(6)	$2,628,252,265	$2,339,615,142
Average net mark-up percentage on settled
dollar volume processed(7)	1.10%	1.16%

Payment processing services key metrics:
Active merchant locations (at period end)(3)	18,921	11,552
Payment processing services revenue(8)	$14,770,926	$14,619,404
Settled transactions processed(9)	34,084,805	20,176,344
Settled dollar volume processed(10)	$3,485,989,256	$2,493,760,080

(1)           Represents gross foreign currency mark-up plus payment processing services revenue.

(2)           Represents total settled dollar volume processed through both our multi-currency and payment processing services.

(3)           We consider a merchant location to be active as of a date if the merchant completed at least one revenue-generating transaction at the location during the 90-day period ending on such date. The total number of active merchant locations exceeds the total number of merchants, as merchants may have multiple locations. As of December 31, 2012 and 2011 and 2010, there were 18 and 12 active merchant locations, respectively, that used both our multi-currency processing services and our payment processing services. These amounts are included in multi-currency and payment processing active merchant locations but are not included in total active merchant locations.

(4)           Represents settled transactions processed using our multi-currency processing services.

(5)           Represents the gross foreign currency mark-up amount on settled dollar volume processed using our multi-currency processing services. Gross foreign currency mark-up represents multi-currency processing services net revenue plus amounts paid to acquiring banks and their merchants associated with such multi-currency processing transactions. Management believes this metric is relevant because it provides the reader an indication of the gross mark-up derived from multi-currency transactions processed through our platform during a given period.

(6)           Represents the total settled dollar volume processed using our multi-currency processing services.

(7)           Represents the average net mark-up percentage earned on settled dollar volume processed using our multi-currency processing services. The average net mark-up percentage on settled dollar volume processed is calculated by taking the reported total multi-currency processing services net revenue ($28.8 million, and $27.2 million for the years ended December 31, 2012 and 2011, respectively) and dividing by settled dollar volume processed.

(8)           Represents revenue earned and reported on payment processing services.

(9)           Represents settled transactions processed using our payment processing services.

(10)         Represents the total settled dollar volume processed using our payment processing services.

Planet Payment, Inc. unaudited consolidated balance sheets

	December 31,
	2012	2011

Current assets:
Cash and cash equivalents	$6,002,457	$7,671,963
Restricted cash	2,517,616	1,941,909
Accounts receivable, net of allowances of $1.5 million and $1.4 million, respectively, as of December 31, 2012 and 2011	5,585,815	4,768,040
Prepaid expenses and other assets	2,395,137	947,043
Total current assets	16,501,025	15,328,955
Other assets:
Restricted cash	669,406	659,958
Property and equipment, net	1,396,154	1,223,562
Software development costs, net	4,776,320	4,978,002
Intangible assets, net	3,289,590	799,648
Goodwill	347,599	—
Security deposits and other assets	338,408	213,230
Deferred IPO costs	—	1,650,789
Total other assets	10,817,477	9,525,189
Total assets	$27,318,502	$24,854,144
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$889,118	$993,872
Accrued expenses	5,298,789	2,482,255
Due to merchants	2,546,140	2,137,064
Current portion of capital leases	337,588	247,257
Total current liabilities	9,071,635	5,860,448
Long-term liabilities:
Long-term portion of capital leases and other long-term liabilities	364,010	248,730
Total long-term liabilities	364,010	248,730
Total liabilities	9,435,645	6,109,178
Commitments and contingencies
Stockholders’ equity:
Convertible preferred stock—10,000,000 shares authorized,—as of December 31, 2012 and 4,000,000 shares authorized as of December 31, 2011, $0.01 par value: Series A—2,243,750 issued and outstanding as of December 31, 2012 and 2011; $8,975,000 aggregate liquidation preference	22,438	22,438
Common stock—250,000,000 shares authorized as of December 31, 2012 and 80,000,000 shares authorized as of December 31, 2011, $0.01 par value, and 53,658,857 and 51,764,405 shares issued and outstanding as of December 31, 2012 and 2011, respectively	536,589	517,644
Additional paid-in capital	97,576,498	94,083,901
Warrants	1,622,651	1,622,651
Accumulated other comprehensive gain (loss)	37,925	(40,729)
Accumulated deficit	(81,913,244)	(77,460,939)
Total stockholders’ equity	17,882,857	18,744,966
Total liabilities and stockholders’ equity	$27,318,502	$24,854,144

Planet Payment, Inc. unaudited consolidated statements of operations

	Year ended December 31,
	2012	2011	2010

Revenue:
Net revenue	$43,578,016	$41,858,166	$30,553,164
Operating expenses:
Cost of revenue:
Payment processing service fees	10,943,290	11,677,012	10,051,640
Processing and service costs	11,010,778	9,093,674	6,980,981
Software licenses impairment	—	—	1,108,514
Total cost of revenue	21,954,068	20,770,686	18,141,135
Selling, general and administrative expenses	25,865,652	18,152,014	14,304,448
Total operating expenses	47,819,720	38,922,700	32,445,583
(Loss) income from operations	(4,241,704)	2,935,466	(1,892,419)
Other (expense) income:
Interest expense	(55,987)	(319,098)	(1,169,578)
Interest income	1,236	1,582	429
Other (expense) income, net	(8,739)	98,682	—
Total other expense, net	(63,490)	(218,834)	(1,169,149)
(Loss) income from operations before provision for income taxes	(4,305,194)	2,716,632	(3,061,568)
Provision for income taxes	(147,111)	(331,903)	(3,219)
Net (loss) income	$(4,452,305)	$2,384,729	$(3,064,787)
Basic net (loss) income per share applicable to common stockholders	$(0.09)	$0.04	$(0.08)
Diluted net (loss) income per share applicable to common stockholders	$(0.09)	$0.04	$(0.08)
Weighted average common stock outstanding (basic)	52,187,144	49,348,033	40,431,073
Weighted average common stock outstanding (diluted)	52,187,144	52,167,492	40,431,073

Planet Payment, Inc. unaudited consolidated statements of cash flows

	Year ended December 31,
	2012	2011	2010

Cash flows from operating activities:
Net (loss) income	$(4,452,305)	$2,384,729	$(3,064,787)
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Stock-based expense	1,075,079	555,882	739,992
Depreciation and amortization expense	2,831,379	2,416,873	1,769,650
Provision (recovery) for doubtful accounts	136,350	75,384	(36,703)
Deferred tax liability	(66,009)	—	—
Disposal of property and equipment	86,388	—	—
Expensing of deferred IPO costs	2,346,210	—	—
Software license impairment charge	—	—	1,108,514
Accrued insurance proceeds	(100,000)	—	—
Non-cash interest expense on convertible debt	—	254,636	808,193
Non-cash interest expense on term debt	—	—	295,743
Warrant expense	—	14,928	89,741
Common stock issued for payment of account payable	—	20,000	—
Derecognition of note payable	—	(700,000)	—
Non-cash prepayment fee on conversion of convertible debt	—	601,318	—
Changes in operating assets and liabilities net of effects of acquisitions:
(Increase) decrease in settlement assets	(575,707)	118,448	(46,859)
Increase in accounts receivables, prepaid expenses and other current assets	(1,725,523)	(1,825,403)	(1,787,798)
Increase in software licenses	—	—	(80,209)
(Increase) decrease in security deposits and other assets	(11,575)	32,051	52,247
Increase in accounts payable and accrued expenses	1,713,071	2,088,190	231,768
Increase (decrease) in due to merchants	409,076	(157,188)	201,103
Other	(65,018)	(13,128)	(1)
Net cash provided by operating activities	1,601,416	5,866,720	280,594
Cash flows from investing activities:
(Increase) decrease in restricted cash	(9,448)	90,042	—
Purchase of property and equipment	(269,557)	(161,705)	(300,540)
Capitalized software development	(1,360,091)	(1,862,653)	(1,970,349)
Purchase of intangible assets	(149,420)	(78,453)	(79,618)
Cash paid for business combination, net of cash acquired	(1,577,829)	—	—

	Year ended December 31,
	2012	2011	2010

Net cash used in investing activities	(3,366,345)	(2,012,769)	(2,350,507)
Cash flows from financing activities:
Proceeds from issuance of common stock	774,749	269,965	6,058,702
Principal payments on capital lease obligations	(324,795)	(284,682)	(187,144)
Payment of capital-raising expense	—	—	(343,969)
Repayment of long-term debt	—	—	(2,000,000)
Payment of IPO costs	(354,531)	(1,349,770)	—
Net cash provided by (used in) financing activities	95,423	(1,364,487)	3,527,589
Effect of exchange rate changes on cash and cash equivalents(*)	—	—	(27,600)
Net (decrease) increase in cash and cash equivalents	(1,669,506)	2,489,464	1,430,076
Beginning of period	7,671,963	5,182,499	3,752,423
End of period	$6,002,457	$7,671,963	$5,182,499
Supplemental disclosure:
Cash paid for:
Interest	$53,994	$64,462	$65,642
Income taxes	541,933	233,535	142
Non cash investing and financing activities:
Convertible debt converted to common stock	$—	$8,979,926	$—
Common stock issued to pay accrued interest	—	—	1,103,936
Common stock issued for BPS acquisition	1,596,862	—	—
Common stock issued for stock options and warrants exercised	13,335	354	19,661
Assets acquired under capital leases	530,984	349,484	223,965
Common stock issued for warrants exercised	—	—	2,000,000
Reduction of long-term debt through exercise of warrants	—	—	(2,000,000)
Accrued IPO costs	—	301,019	—

(*)                                 For the year ended December 31, 2012 and 2011, the effect of exchange rate changes on cash and cash equivalents was inconsequential.

Planet Payment, Inc. unaudited consolidated statements of changes in convertible preferred stock and stockholders’ (deficit) equity

	Convertible preferred stock $0.01 par value—4,000,000 shares authorized as of December 31, 2009, 2010 and 2011 and 10,000,000 shares authorized as of December 31, 2012 Series A		Common stock $0.01 par value— 70,000,000 shares authorized as of December 31, 2009 and 2010 and 80,000,000 shares authorized as of December 31, 2011 and 250,000,000 shares authorized as of		Additional		Accumulated other		Total
	Shares	Shares par	December 31, 2012		paid-In		comprehensive	Accumulated	stockholders’
	issued	Value	Issued	Par value	capital	Warrants	loss	deficit	(deficit) equity
Balance—December 31, 2009	2,243,750	$22,438	39,170,213	$391,701	$73,969,455	$1,517,982	$—	$(76,780,881)	$(879,305)
Stock issued	—	—	5,357,897	53,579	6,765,090	—	—	—	6,818,669
Warrant exercised	—	—	1,526,718	15,267	1,984,733	—	—	—	2,000,000
Options exercised	—	—	13,668	137	(137)	—	—	—	—
Warrant expense	—	—	—	—	—	89,741	—	—	89,741
Stock-based expense	—	—	—	—	739,992	—	—	—	739,992
Cumulative translation adjustment	—	—	—	—	—	—	(27,600)	—	(27,600)
Net loss	—	—	—	—	—	—	—	(3,064,787)	(3,064,787)
Balance—December 31, 2010	2,243,750	22,438	46,068,496	460,684	83,459,133	1,607,723	(27,600)	(79,845,668)	5,676,710
Stock issued	—	—	4,484,776	44,848	9,811,033	—	—	—	9,855,881
Restricted stock issued	—	—	915,000	9,150	—	—			9,150
Warrants exercised	—	—	28,560	286	(286)	—	—	—	—
Options exercised	—	—	267,573	2,676	258,139	—	—	—	260,815
Warrant expense	—	—	—	—	—	14,928	—	—	14,928
Stock-based expense	—	—	—	—	555,882	—	—	—	555,882
Cumulative translation adjustment	—	—	—	—	—	—	(13,129)	—	(13,129)
Net income	—	—	—	—	—	—	—	2,384,729	2,384,729
Balance—December 31, 2011	2,243,750	22,438	51,764,405	517,644	94,083,901	1,622,651	(40,729)	(77,460,939)	18,744,966
Options exercised	—	—	488,513	4,885	769,864	—	—	—	774,749
Issuance of common shares—Acquisition of BPS	—	—	488,337	4,884	1,596,862	—	—	—	1,601,746
Stock-based expense	—	—	—	—	1,135,047	—	—	—	1,135,047
Warrants exercised	—	—	917,602	9,176	(9,176)	—	—	—	—
Cumulative translation adjustment	—	—	—	—	—	—	78,654	—	78,654
Net loss	—	—	—	—	—	—	—	(4,452,305)	(4,452,305)
Balance— December 31, 2012	2,243,750	$22,438	53,658,857	$536,589	$97,576,498	$1,622,651	$37,925	$(81,913,244)	$17,882,857